         EXHIBIT 11 -- STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE
                                  (Unaudited)




                                                   12 Weeks Ended
                                               June 22,     June 24,
                                             ------------  ----------
                                                1996           1995
                                                ----           ----
PRIMARY
Weighted average shares outstanding            8,394,966    8,416,051
Net effect of dilutive stock options -
based on the treasury stock method                41,778       10,041
                                             -----------   ----------
Total                                          8,436,744    8,426,092
                                             ===========   ==========
Net income (loss)                            $(7,111,787)  $3,135,445
                                             ===========   ==========
Per share amount                             $      (.84)  $      .37
                                             ===========   ==========
FULLY DILUTED
Weighted average shares outstanding            8,394,966    8,416,051
Net effect of dilutive stock options -
based on the treasury stock method
using average market price                        41,778       18,462
Assumed conversion of 7% convertible
subordinated debentures issued
March 5, 1993                                  1,290,323    1,290,323
                                             -----------   ----------
Total                                          9,727,067    9,724,836
                                             ===========   ==========
Net income (loss)                            $(7,111,787)  $3,135,445
Add 7% convertible subordinated
debenture interest, net of tax effect            200,837      208,100
                                             -----------   ----------
                                             $(6,910,950)  $3,343,545
                                             ===========   ==========
Per share amount                             $      (.71)  $      .34
                                             ===========   ==========


                                       12